SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant /X/
Filed by a party other than the Registrant

Check the appropriate box:
/ /    Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/    Definitive Proxy Statement
/ /    Definitive Additional Materials
/ /    Soliciting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12

                           AMERIHOST PROPERTIES, INC.
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/     No fee required

/ /     Fee computed on table below per Exchange Act Rules 14a-6(i)(1)  and 0-11
        (1)      Title of each class of securities to which transaction applies:
        (2)      Aggregate number of securities to which transaction applies:
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        (4)      Proposed maximum aggregate value of transaction:
        (5)      Total fee paid:

/ /     Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)      Amount Previously Paid:
       (2)      Form, Schedule or Registration Statement No.:
       (3)      Filing Party:
       (4)      Date Filed:

                           AMERIHOST PROPERTIES, INC.
                             2400 EAST DEVON AVENUE
                                    SUITE 280
                           DES PLAINES, ILLINOIS 60018

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Notice is hereby given that the Annual Meeting of Shareholders of Amerihost Properties, Inc. (the "Company") will be held on May 27, 1999, at 10:30 a.m., local time, at the offices of McDermott, Will & Emery, 227 West Monroe Street, Chicago, Illinois 60606 to act upon the following matters:

         1. To elect the Directors of the Company who will serve until the next annual meeting of shareholders or until their successors are duly qualified. The following persons have been nominated for directorships:

                           Michael P. Holtz                   Reno J. Bernardo
                           Russell J. Cerqua                  Salomon J. Dayan
                           Jon K. Haahr

Said meeting may be adjourned from time to time without other notice than by announcement at said meeting, or at any adjournment thereof, and any and all business for which said meeting is hereby noticed may be transacted at any such adjournment.

Only holders of record at the close of business on April 15, 1999, of the Company's common stock, $.005 par value will be entitled to notice of and to vote at the meeting and at any adjournment or adjournments thereof.

Enclosed is a form of Proxy solicited by the management of the Company. Shareholders who do not plan to attend the meeting in person are requested to date, sign and return the enclosed Proxy. Your Proxy may be revoked at any time before it is exercised and will not be used if you attend the meeting and prefer to vote in person.

                       BY ORDER OF THE BOARD OF DIRECTORS


                                               /s/  MICHAEL P. HOLTZ
                                               ---------------------------------
                                               Michael P. Holtz, President


Des Plaines, Illinois
April 30, 1999

                           AMERIHOST PROPERTIES, INC.
                             2400 East Devon Avenue
                                    Suite 280
                           Des Plaines, Illinois 60018

                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS

The enclosed proxy is solicited on behalf of the Board of Directors of Amerihost Properties, Inc. (the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held at 10:30 A.M. on May 27, 1999, at the offices of McDermott, Will & Emery, 227 West Monroe Street, Chicago, Illinois 60606. In addition to solicitation of proxies by mail, proxies may be solicited by the Company's directors, officers and regular employees by personal interview, telephone or telegram, and the Company will request brokers and other fiduciaries to forward proxy soliciting material to the beneficial owners of shares which are held of record by them. The expense of all such solicitation, including printing and mailing, will be paid by the Company. Any proxy may be revoked at any time prior to its exercise, by written notice to the Secretary of the Company or by attending the meeting and electing to vote in person. Any such revocation shall not affect any vote previously taken. This Proxy Statement and accompanying proxy were initially mailed to shareholders on or about April 30, 1999.

Only shareholders of record of the Company at the close of business on April 15, 1999, entitled to vote at the meeting or any adjournment thereof. As of that date there were outstanding 6,044,732 of Common Stock, each of which is entitled to one vote on all matters voted upon at the annual meeting. Holders of Common Stock are not entitled to cumulate their votes in the election of directors. A majority of the outstanding shares of the Company, represented in person or by proxy, shall constitute a quorum at the meeting. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of Directors. Abstentions and broker non-votes will have no effect.

                              ELECTION OF DIRECTORS

A board of five directors will be elected to serve until the next annual meeting, or until their successors are elected and shall have qualified. The proxies duly signed and returned pursuant to this solicitation will be voted by the persons named therein in accordance with the directions of the shareholders. If no directions are specified in a proxy, the proxy will be voted for the election as directors of the nominees named below. Should any nominee be unable or unwilling to accept the office of director (which is not presently anticipated), the persons named in the proxies will vote for the election of such other persons as they shall determine.

Each person listed below is currently a director of the Company and is a nominee for reelection as a director:

Name, Age and Principal Occupation                   Director since
MICHAEL P. HOLTZ, 42                                             1985
         From 1985 to 1988, Mr. Holtz served as the Company's Treasurer. From 1985 to 1989, Mr. Holtz served as the Company's Secretary. In 1986, Mr. Holtz was promoted to Chief Operating Officer of the Company with direct responsibility for the Company's day to day operations. In 1989, Mr. Holtz was elected President and Chief Executive Officer of the Company. Mr. Holtz is responsible for development and implementation of all Company operations including development, finance and management. Mr. Holtz has over 20 years experience in the operation and management of hotel properties.

RENO J. BERNARDO, 67                                             1989
         Reno J. Bernardo served as the Senior Vice President of Construction of the Company from 1987 through March 1994, when he retired. His primary responsibilities included managing construction of new properties and directing renovation projects. In 1989, Mr. Bernardo became a director of the Company and continues to serve in this capacity. From 1985 to 1986, Mr. Bernardo was Vice President of Construction with Devcon Corporation, a hotel construction company. From 1982 to 1985, Mr. Bernardo was Project Superintendent with J.R. Trueman and Associates, a hotel construction company, and a subsidiary of Red Roof Inns, where his responsibilities included supervision of the development and construction of several Red Roof Inns.

SALOMON J. DAYAN, 53                                             1996
         Since 1980, Salomon J. Dayan, M.D., a physician certified in internal and geriatric medicine, has been the Chief Executive Officer of Salomon
         J. Dayan, Ltd., a multi-specialty medical group which he founded and which is dedicated to the care of the elderly in hospital and nursing home settings. Since 1986, Dr. Dayan has been the Medical Director and Chief Executive Officer at Healthfirst, a corporation which operates multiple medical ambulatory facilities in the Chicago, Illinois area, and since 1994 he has also been an associate professor at Rush Medical Center in Chicago. Dr. Dayan is currently the Chairman of the Board of Directors of Greater Chicago Financial Corporation, a bank holding company owning interests in two banks. Dr. Dayan also has numerous investments in residential and commercial real estate.

RUSSELL J. CERQUA, 42                                             1998
         Russell J. Cerqua served as the Executive Vice President of Finance, Chief Financial Officer, Treasurer and Secretary of the Company from 1987 through September 1998, where his primary responsibilities included internal and external financial reporting, corporate financing, development of financial management systems and financial analysis. Mr. Cerqua served as a director of the Company from 1988 to February 1998 and was reelected as a director in August 1998. Mr. Cerqua is currently the Chief Financial Officer of Metro Technologies, L.L.C, which operates a computer consulting business. Prior to joining the Company, Mr. Cerqua was an audit manager with Laventhol & Horwath, the Company's former independent certified public accountants. Mr.

         Cerqua was involved in public accounting for over 9 years, with experience in auditing, financial reporting and taxation. Mr. Cerqua is a Certified Public Accountant.


The following person is a nominee for director:

JON K. HAAHR, 45
         Jon K. Haahr is the head of EVEREN Securities Real Estate, Lodging & Leisure Group and a Managing Director of Investment Banking. Mr. Haahr joined EVEREN Securities' Investment Banking Department in 1987 and, prior to establishing the Real Estate Group, providing banking expertise to corporate finance clients in the financial services sector and in the area of closed-end funds. His experience includes six years at Continental Bank in Chicago where he was an officer of the bank providing corporate lending and capital markets services to middle market companies. Mr. Haahr is a member of the Board of Directors of the Center for Urban Land Economics Research at the University of Wisconsin Real Estate School, and speaks regularly at a variety of real estate industry events.

SHARES REPRESENTED BY THE PROXIES RECEIVED WILL BE VOTED FOR THE ELECTION OF THE NOMINEES UNLESS SHAREHOLDERS OTHERWISE SPECIFY IN THEIR PROXIES.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE"FOR" ALL NOMINEES.

ATTENDANCE
The Board of Directors held eight meetings during 1998. Dr. Dayan attended 72.7% of the aggregate of these meetings and the meetings held in 1998 by the standing committees of the Board of Directors of which he is a member.

COMPENSATION OF DIRECTORS
Each nonemployee director of the Company received an annual retainer fee of $9,000 ($750 per month) in 1998. Each nonemployee director of the Company also received $250 for each Board of Directors meeting attended in person, $150 for each Board of Directors meeting attended by telephone and $150 for each committee meeting attended. Each director is reimbursed for all out-of-pocket expenses related to attendance at Board of Directors meetings.

COMMITTEES
The Board of Directors has three standing committees:

         1. Audit Committee - This committee  consists of two outside directors:
         Mr. Cerqua (Chairman) and Dr. Dayan. The Audit Committee has the responsibility, among other things, to meet with the Company's independent accountants to review the scope and results of their audit, and to review with such independent accountants the Company's system of internal accounting and financial controls. This committee met once during 1998.

         2. Compensation Committee - This committee consists of three outside directors: Richard A. Chaifetz (Chairman), Dr. Dayan and Stuart N. Emanuel. The Compensation Committee reviews the salaries, bonuses, stock compensation, stock options and other direct and indirect compensation for all Company officers. This committee met two times during 1998.

         3. Directors Affairs Committee - This committee consists of three outside directors: Dr. Dayan (Chairman), Dr. Chaifetz and Mr. Cerqua. The Directors Affairs Committee is responsible for recommending possible candidates for election to the Board of Directors, as well as evaluating the performance of all members of the Board of Directors. This committee did not meet during 1998.

                             EXECUTIVE COMPENSATION

The following table sets forth certain information concerning the annual and long-term compensation for services as officers to the Company for the fiscal years ended December 31, 1998, 1997 and 1996, of those persons who were, at December 31, 1998 (i) the Chairman of the Board of Directors, (ii) the chief executive officer, (iii) the other two most highly compensated executive officers of the Company, and (iv) an executive officer who resigned in September 1998 (the "Named Officers"). See "Compensation of Directors" under Item 11.

                                             SUMMARY COMPENSATION TABLE

                                                                                  Long-Term
                                                                                 Compensation
                                           Annual Compensation     Restricted     Securities
  Name and Principal                 --------------------------       Stock       Underlying          All Other
       Position                    Year     Salary      Bonus         Awards    Options(#)(1)      Compensation(2)
------------------------          ------   --------  ----------    -----------  -------------      ---------------

H. Andrew Torchia (3)              1998  $    -     $     -        $      -              -       $      15,000
 Chairman of the Board             1997       -           -               -              -              15,000
                                   1996       -           -               -              -              15,000

Michael P. Holtz                   1998    325,000      20,000            -           364,100(5)        12,633
 President and Chief               1997    334,615        -               -            50,000           12,375
 Executive Officer                 1996    375,000        -               -              -              10,000

James B. Dale                      1998     98,462        -               -              -               1,031
 Senior Vice President Finance,
 Treasurer, and Chief Financial Officer

Craig S. Arnson                    1998    102,650       2,750            -              -               1,094
 Senior Vice President In-House
 Counsel, Secretary

Russell J. Cerqua (4)              1998    151,673        -                -             -              11,517
 Former Executive Vice President   1997    165,577      10,000            -            15,625           12,369
 Finance, Secretary, Treasurer     1996    160,000        -               -              -              10,000
 and Chief Financial Officer


(1)  All options were fully  vested as of December 31, 1998,  except for 254,100 options held by Mr. Holtz.
(2)  Represents  life  insurance  premiums  paid by the Company on behalf of the
     Named  Officers.  Amounts for 1997 include the  Company's  401(k)  matching
     contributions   of  $2,375  and  $2,369  for  Messrs.   Holtz  and  Cerqua,
     respectively.  Amounts  for 1998  include  the  Company's  401(k)  matching contributions of $2,633, $1,031, $1,094 and $1,517 for Messrs. Holtz, Dale,
     Arnson, and Cerqua, respectively.
(3)  Mr. Torchia,  Chairman of the Board and a Director of the Company, received no annual  compensation  for services as an officer of the Company in 1996,
     1997 or 1998.
(4)  Mr. Cerqua resigned his positions in September 1998.
(5)  Mr. Holtz agreed to return 108,000 of the 364,100 options he previously was granted in order to induce the other  members of the Board of  Directors to agree to issue to certain other senior executives of the Company options to purchase  108,000 shares of the Company's  common stock at the market price as of the close of business of January 21, 1999.


STOCK OPTIONS
The following table summarizes the number and terms of stock options granted to each of the Named Officers during the year ended December 31, 1998.


                                          OPTION GRANTS IN LAST FISCAL YEAR

                                                                                      Potential Realizable Value at
                                                                                         Assumed Annual Rates of
                                                                                        Stock Price Appreciation
                                 Individual Grants                                           for Option Term
                        --------------------------------------------------------     -------------------------------
                                        % of Total
                                          Options
                                        Granted to      Exercise or
                           Options     Employees in     Base Price    Expiration
Name                      Granted       Fiscal Year       ($/Sh)         Date            5% ($)         10% ($)
----------------        -----------   ---------------  ------------  ------------      ----------     -----------

Michael P. Holtz            364,100(1)    98.4%            $5.75       July 2008         224,073     1,686,903


The following table provides information concerning the exercise of stock options during 1998, and the year-end value of unexercised options for each of the Named Officers of the Company.


                                      OPTION EXERCISES AND YEAR-END VALUE TABLE

                                                           Number of Unexercised        Value of Unexercised
                              Shares                          Options Held at          in-the-Money Options at
                             Acquired         Value          December 31, 1998          December 31, 1998(2)
       Name                on Exercise      Realized    Exercisable  Unexercisable    Exercisable   Unexercisable
       ----                -----------      --------    -----------  -------------    -----------   -------------

H. Andrew Torchia                 -            -          185,063          -        $    30,000     $     -
Michael P. Holtz                  -            -          580,000       254,100         179,063           -
James B. Dale                     -            -           17,500         3,000            -              -
Craig S. Arnson                   -            -           19,000         5,000            -              -
Russell J. Cerqua                 -            -          198,958          -             65,645           -

(1) Mr. Holtz agreed to return 108,000 of the 364,100 options he previously was granted in order to induce the other members of the Board of Directors to agree to issue to certain other senior executives of the Company options to purchase 108,000 shares of the Company's common stock at the market price as of the close of business of January 21, 1999.

(2) The closing sale price of the Company's Common Stock on such date on the Nasdaq National Market was $3.81.


REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
The purpose of the Compensation Committee is to establish and administer the policies governing all forms of executive compensation, as well as to administer the Amerihost Properties, Inc. 1996 Omnibus Incentive Stock Plan.

The Committee's philosophy is that executive compensation should be designed to motivate executives and reward them for individual initiative and achievements as well as the short-term and long-term success of the Company. It is anticipated that this philosophy will help to attract and maintain quality individuals, thereby enhancing the Company's profitability and value for the shareholders. The specific objectives within this philosophy are to:

         Establish base salaries at levels which are competitive in the business environment and which consider the responsibilities of the respective position and the individual's experience.

         Provide the executives with performance-based compensation which is reflective of the performance of the Company.

         Align the interests of the executives with those of the shareholders by providing a meaningful level of equity-based compensation in the form of long-term stock options.

The base salaries and annual increases for the Company's executives have been based upon comparative industry data, tenure and an assessment of the executive's historical performance and commitment to the Company. In addition, the Committee considers other factors such as cost-of-living and other geographic considerations, industry compensation trends, the level of expertise and knowledge and the level and complexity of the individual's specific duties and responsibilities. Base salaries consist of a blend of cash and stock options.

In addition to the base salaries, the Company's executives receive incentive compensation based upon the performance of the Company. Through 1998, these incentives were based upon the Company's attainment of certain financial benchmarks and consisted of either restricted stock awards or non-qualified stock options.

The Chief Executive Officer of the Company served under an employment agreement which began in 1995. His annual base compensation for 1998 was $325,000. On January 1, 1998, pursuant to the terms of such employment agreement, Mr. Holtz received options to purchase a minimum of 364,100 shares of the Company's common stock at the market price on the date of issuance under the Company's 1996 Omnibus Incentive Stock Plan, of which 110,000 vested immediately, 121,000 will vest on July 1, 1999 and 133,100 would have vested on July 1, 2000. However, on January 21, 1999, Mr. Holtz agreed to return 108,000 of the 364,100 options he previously was granted in order to induce the other members of the Board of Directors to agree to issue to certain other senior executives of the Company options to purchase 108,000 shares of the Company's common stock at the market price as of the close of business of January 21, 1999 under the Company's 1996 Omnibus Incentive Stock Plan. Therefore, of the 133,100 options that would have vested on July 1, 2000, only 25,100 options will so vest. Mr. Holtz received a cash bonus of $20,000 for 1998. Mr. Holtz also serves as the President and Chief Executive Officer of all the Company's wholly-owned subsidiaries. Mr. Holtz receives no additional compensation for his services to these subsidiaries.


                                              Compensation Committee:

                                              Richard A. Chaifetz, Chairman
                                              Salomon J. Dayan
                                              Stuart N. Emanuel

EMPLOYMENT AGREEMENTS

The Company's President and Chief Executive Officer, Michael P. Holtz, provides services to the Company under the terms of an employment agreement dated January 1, 1995 and amended February 4, 1997. Mr. Holtz's annual base compensation was reduced in 1997 to $325,000 from $425,000 pursuant to an amendment dated February 4, 1997. On April 22, 1997, Mr. Holtz exercised his option to renew his agreement for an additional three-year period ending December 31, 2000. On January 1, 1998, Mr. Holtz received options to purchase a minimum of 364,100 shares of the Company's common stock at the market price on date of issuance under the Company's 1996 Omnibus Incentive Stock Plan, of which 110,000 vested immediately, 121,000 vested on January 1, 1999 and 25,100 will vest on January 1, 2000. In December of each year, the Compensation Committee will determine (i) a performance bonus to be paid for the then-current year and (ii) Mr. Holtz's base salary for the following year, which base salary will not be less than Mr. Holtz's then-existing base salary. Under the terms of the amended employment agreement, all stock awards were eliminated.

The employment agreement entitles the executive officer to receive severance payments, equal to two years' compensation, if his employment is terminated by the Company without cause or if he elects to terminate such employment for a "good reason," including a change of control of the Company. For purposes of the employment agreements, a change of control means (i) any change in the Company's Board of Directors such that a majority of the Board of Directors is composed of members who were not members of the Board of Directors on the date the employment agreement was made or (ii) removal of the executive from membership on the Board of Directors by a vote of a majority of the shareholders of the

Company or failure of the Board of Directors to nominate the executive for reelection to Board membership. In 1998, Mr. Holtz agreed that a change in a majority of the members as described in (i) above shall no longer constitute a "good reason" for electing to terminate his employment agreement. The executive officer is also entitled to severance payments, equal to one year's compensation, if he voluntarily terminates his employment with the Company for a reason other than a "good reason" and provides appropriate notice of such resignation.

In September 1998, Mr. Cerqua resigned from his positions as Executive Vice President of Finance, Secretary, Treasurer, and Chief Financial Officer.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934
Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of the registered class of the Company's equity securities, to file with the Securities and Exchange Commission and the Nasdaq Stock Market initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such persons are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations to the Company that no other reports were required, during the fiscal year ended December 31, 1998, all the aforesaid Section 16(a) filing requirements were complied with.

STOCK PRICE PERFORMANCE GRAPH

Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the Nasdaq U.S. index and the Nasdaq Non-Financial index for the period commencing December 31, 1993 and ending December 31, 1998.

The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this report into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

                                  [GRAPH OMITTED]


         Date                       12/31/93    12/31/94     12/31/95     12/31/96    12/31/97   12/31/98

         Amerihost Properties, Inc.  100.000      57.008      100.000       99.504      92.000     61.000
         Nasdaq US                   100.000      97.752      138.256      170.015     208.580    293.209
         Nasdaq Non-Financial        100.000      96.164      134.033      162.838     191.045    279.821


Assumes  $100  invested on December  31, 1993 in the Common  Stock of  Amerihost
Properties,  Inc.  and the Nasdaq  Stock  Market  and the  Nasdaq  Non-Financial
Stocks.


                              CERTAIN TRANSACTIONS

In the past, certain of the Company's directors and executive officers have, directly or indirectly, invested in joint ventures with the Company. For example, Mr. Torchia, through Urban, has invested an aggregate of approximately $157,000 as limited partners and approximately $49,000 as a general partner in four joint ventures since 1991. In addition, Dr. Dayan, a director of the Company, has invested approximately $1.6 million in seven joint ventures since 1988. Dr. Dayan and each of the Company's directors and executive officers who have made such investments have done so on the same terms as all other investors in such joint ventures.

                             PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of April 15 1999, by (i) each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each of the Company's Directors, (iii) each of the Named Officers and (iv) all Directors and executive officers as a group.


                                                     Shares Beneficially Owned
                                                         As of April 15, 1999
Name                                                            Number                          Percent
-----------------------------                             ------------------                 -------------
 Michael P. Holtz                                               786,907    (1)                    11.9%
 H. Andrew Torchia (8)                                          667,801    (1)(2)                 10.7
 Wellington Management Company                                  615,000    (3)                    10.2
 Massachusetts Financial Services Company                       527,000    (4)                     8.7
 Advisory Research, Inc.                                        422,400    (5)                     7.0
 Dimensional Fund Advisors, Inc.                                379,100    (6)                     6.3
 Raymond and Liliane R. Dayan                                   364,774    (7)                     6.0
 Salomon J. Dayan                                               345,659    (1)                     5.6
 Russell J. Cerqua                                              257,413    (1)                     4.1
 Richard A. Chaifetz                                             83,800    (1)                     1.4
 Reno J. Bernardo                                                53,612    (1)                     0.9
 Craig S. Arnson                                                 21,500    (1)                     0.4
 James B. Dale                                                   18,775    (1)                     0.3
 Stuart N. Emanuel                                                  200                            -

ALL DIRECTORS AND EXECUTIVE
  OFFICERS AS A GROUP (9 PERSONS)                             2,235,667                           30.9%
                                                           ============                        =======


   (1) Includes shares subject to options exercisable presently or within 60 days as follows: Mr. Holtz, 580,000 shares, Mr. Torchia, 218,750 shares
         (including options for 68,750 shares owned by Urban 2000 Corp., see (2) below), Dr. Dayan, 156,676 shares, Mr. Cerqua, 198,958 shares, Dr.
         Chaifetz, 1,000 shares, Mr. Bernardo, 2,000 shares, Mr. Dale, 17,500 shares, and Mr.
         Arnson, 19,000 shares.
   (2)   Includes 375,832 shares owned by Urban 2000 Corp.,  options to purchase
         68,750 shares owned by Urban which are exercisable presently or within 60 days, and 7,676 shares owned by Niles 1290 Corp., a wholly-owned subsidiary of Urban 2000 Corp. Mr. Torchia is the President and 51% stockholder of Urban 2000 Corp. Mr. Torchia disclaims beneficial ownership of all but an aggregate of 195,589 shares and options exercisable into 35,063 shares owned directly, or indirectly, by Urban.
   (3) Based upon information provided in its Schedule 13G dated December 31, 1998, Wellington Management Company ("WMC"), in its capacity as investment advisor, may be deemed beneficial owner of 615,000 shares of the Company which are owned by numerous investment counseling clients.
         Of the shares shown above, WMC has shared voting power for 615,000 shares and shared investment power for 615,000 shares.
   (4) Based upon information provided in its Schedule 13G dated February 11, 1999, Massachusetts Financial Services Company ("MFS"), in its capacity as investment manager, may be deemed beneficial owner of 527,000 shares of the Company which are also beneficially owned by MFS Series Trust II
         - MFS Emerging Growth Stock Fund, shares of which are owned by numerous investors. MFS has sole voting and investment power for the 527,000 shares.
   (5) Based upon information provided in its Schedule 13G dated February 8, 1999, Advisory Research, Inc. ("ARI"), in its capacity as investment advisor, may be deemed beneficial owner of 422,400 shares of the Company which are owned by numerous investment counseling clients. Of the shares shown above, ARI has shared voting and investment power for 422,400 shares.
   (6) Based upon information provided in its Schedule 13G dated February 11, 1999, Dimensional Fund Advisors, Inc. ("DFA"), in its capacity as investment advisor, may be deemed beneficial owner of 379,100 shares of the Company which are owned by numerous investment counseling clients.
         Of the shares shown above, DFA has sole voting and investment power for 379,100 shares.
   (7) Based upon information provided in their Schedule 13D dated August 25, 1997, Raymond and Liliane R. Dayan beneficially own 364,744 shares of the Company. Of the shares shown above, Raymond and Liliane R. Dayan have sole voting and investment power for 364,774 shares.
   (8)   The address of this stockholder is c/o Amerihost Properties, Inc., 2400
         East Devon, Suite 280, Des Plaines, Illinois.


SHAREHOLDER PROPOSALS

From time to time, shareholders present proposals which may be proper subjects for inclusion in the proxy statement and for consideration at the annual meeting. To be considered, proposals must be submitted on a timely basis. Proposals for the 2000 shareholders' meeting must be received by the Company not later than January 27, 2000. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.

OTHER MATTERS

Management knows of no other business likely to be brought before the meeting. If other matters do come before the meeting, the persons named in the form of proxy or their substitute will vote said proxy according to their best judgment.


                     By the order of the Board of Directors

                                 CRAIG S. ARNSON

                                    Secretary

Des Plaines, Illinois
April 30, 1999

                                      PROXY
                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS


Amerihost Properties, Inc.
2400 East Devon Avenue
Suite 280
Des Plaines, Illinois  60018

The undersigned hereby appoints Michael P. Holtz, Craig S. Arnson and James B. Dale as Proxies, each with the power to appoint his substitute, and hereby authorizes them, each acting alone, to represent and to vote, as designated below, all the Common Stock of Amerihost Properties, Inc. held of record by the undersigned at the close of business on April 15, 1999, at the Annual Meeting of Shareholders to be held on May 27, 1999, and any adjournment thereof, with all the powers the undersigned would possess if present.

1.       ELECTION OF DIRECTORS

                   ________for all nominees           ________WITHHOLD AUTHORITY
                           listed below                       to vote for all
                                                              nominees listed
                                                              below

                   ________to abstain from voting on this proposal

                           Michael P. Holtz                   Reno J. Bernardo
                           Russell J. Cerqua                  Salomon J. Dayan
                           Jon K. Haahr

INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below:

--------------------------------------------------------------------------------

2.       OTHER MATTERS

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for all nominees listed in proposal 1 above and in the discretion of the Proxies for such other business as may properly come before the meeting.

Please sign exactly as name appears on your stock certificates. For joint accounts, all tenants should sign. If signing for an estate, trust, corporation, partnership or other entity, title or capacity should be stated.


Dated:  _______________, 1999                 __________________________________
                                                    Signature            (Title)

Print name and address:
                                              ----------------------------------
_____________________________________         Signature if held jointly

-------------------------------------

-------------------------------------


             PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
                       USING THE ENCLOSED RETURN ENVELOPE